EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-28486, 33-39862, 33-39864, 33-60930, 33-83662, 33-99564, 33-99566, 333-92063, 333-98323 and 333-98325 of Communications Systems, Inc. of our report dated March 24, 2004 on the consolidated financial statements and schedule of Communications Systems, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Communications Systems, Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
March 29, 2004
Minneapolis, Minnesota